SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 5, 2015 (February 27, 2015)

XPO LOGISTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32172	03-0450326
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Five Greenwich Office Park Greenwich, CT	06831
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (855) 976-4636

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

New Annual Cash Incentive Award Plan for 2015

On February 27, 2015, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of XPO Logistics, Inc. (the “Company”) approved a target annual cash incentive award plan for 2015 (the “2015 Bonus Plan”) under the terms of the XPO Logistics, Inc. Amended and Restated 2011 Omnibus Incentive Compensation Plan (the “Plan”). A copy of the Plan, which was approved by the Company’s stockholders on May 31, 2012, was set forth in the Company’s proxy statement filed with the Securities and Exchange Commission (the “SEC”) on April 27, 2012.

The Compensation Committee selected each of the Company’s executive officers to participate in the 2015 Bonus Plan, including the following executive officers (who constitute the Company’s principal executive officer, principal financial officer and the other named executive officers in the Company’s proxy statement filed with the SEC on April 25, 2014 (the “2014 Proxy Statement”)): Bradley S. Jacobs, Chief Executive Officer and Chairman; John J. Hardig, Chief Financial Officer; Gordon E. Devens, Senior Vice President, General Counsel and Secretary; Scott B. Malat, Chief Strategy Officer; and Mario Harik, Chief Information Officer. The Compensation Committee selected the participants in the 2015 Bonus Plan in order to help ensure tax deductibility of bonuses paid to such executive officers under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

The cash bonus awards under the 2015 Bonus Plan are contingent on satisfaction of the requirements set forth in Section 6(e) of the Plan and the terms of the threshold performance goal, which is based upon the Company achieving an annual run rate of earnings before interest, taxes, depreciation and amortization as of December 31, 2015 of at least $300 million. The target award under the 2015 Bonus Plan for each participant is 100% of annual base salary ($495,000 for Mr. Jacobs; $395,000 for Mr. Hardig; and $300,000 for each of Messrs. Devens, Malat and Harik). In the event of achievement of the threshold performance goal, the amount of the actual cash bonus award paid under the 2015 Bonus Plan will be determined by the Compensation Committee as a percentage of the target amount of an award based on the participant’s achievement of individual or organizational goals, which would be determined by the Compensation Committee in its sole discretion. Cash bonus awards under the 2015 Bonus Plan may be greater or less than the target award, subject to the individual maximum award limitation provided in the Plan. The Compensation Committee may exercise negative discretion to eliminate or reduce the actual amount, if any, to be paid to each eligible participant under the 2015 Bonus Plan.

Bonus Payments Under the 2014 Annual Cash Incentive Award Plan

As previously reported, on March 14, 2014, the Compensation Committee approved a target annual cash incentive award plan for executive officers of the Company for 2014 (the “2014 Bonus Plan”) under the terms of the Plan. The target awards under the 2014 Bonus Plan for the named executive officers in the 2014 Proxy Statement were set at 100% of annual base salary ($495,000 for Mr. Jacobs; $395,000 for Mr. Hardig; and $300,000 for each of Messrs. Devens, Malat and Harik). In order for participants to be eligible for awards under the 2014 Bonus Plan, the Company’s aggregate revenue for 2014 as reported in the Company’s consolidated financial statements for such fiscal year must have exceeded the Company’s reported revenue for fiscal year 2013. Based on the Company’s reported results, on February 27, 2015, the Compensation Committee certified that the threshold performance goal under the 2014 Bonus Plan had been achieved. On February 27, 2015, the Compensation Committee approved payment of the following bonus amounts under the 2014 Bonus Plan to the named executive officers in the 2014 Proxy Statement: $585,000 (118% of target) for Mr. Jacobs; $435,000 (110% of target) for Mr. Hardig; $475,000 (158% of target) for each of Messrs. Devens and Malat; and $325,000 (108% of target) for Mr. Harik. The foregoing bonus amounts were based on the Compensation Committee’s assessment of the personal performance and contributions of each participant and the Company’s performance during 2014, as well as the value of the equity grants made to such officers on February 27, 2015 (as described below).

Equity Grants to Named Executive Officers
On February 27, 2015, the Compensation Committee approved, and the Company made, performance-based restricted stock unit (“PRSU”) grants under the Plan to the following named executive officers in the 2014 Proxy Statement: Mr. Jacobs – 102,436 PRSUs; Mr. Hardig – 17,073 PRSUs; Mr. Devens – 17,073 PRSUs; Mr. Malat – 17,073 PRSUs; and Mr. Harik – 8,536 PRSUs. The PRSU awards are intended to be “qualified performance-based compensation” for purposes of Section 162(m) of the Code. The PRSUs vest upon achievement of the following performance goals (subject, in general, to the grantee’s continued employment by the Company as of the date of determination): (i) the price of a share of the Company’s common stock must trade at or above $60 for 20 consecutive trading days prior to April 2, 2018 and (ii) the Company’s adjusted earnings per share must be at least $2.50 with respect to fiscal year 2017. The vesting of the foregoing awards may, in certain circumstances, be accelerated, including prorated acceleration in the event of a termination without Cause or for Good Reason (each, as defined in the applicable PRSU grant agreement)). Under the PRSU grant agreements, in the event that any benefits due or amounts payable to a grantee in connection with a Change of Control (whether or not pursuant to the PRSU grant agreement) constitute “parachute payments” within the meaning of Section 280G of the Code, then any such amounts will be reduced to avoid triggering the excise tax imposed by Section 4999 of the Code, if it would be more favorable to the grantee on a net after-tax basis.
The foregoing summaries of certain terms and conditions of the PRSUs do not purport to be complete and are qualified in their entirety by reference to the full text of the Performance-Based Restricted Stock Unit Award Agreement by which such grants were made, the form of which was attached as Exhibit 10.1 to the Company’s Form 8-K filed with the SEC on March 20, 2014 and is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated March 5, 2015	XPO LOGISTICS, INC.

	By:	/s/ Gordon E. Devens
Gordon E. Devens
Senior Vice President, General Counsel and Secretary